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EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004 relating to the financial statements and financial statement schedule, which appears in Bristol-Myers Squibb Company's Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 31, 2004

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  EXHIBIT 23.01
CONSENT OF INDEPENDENT ACCOUNTANTS